Exhibit 10.2

ESCROW AGREEMENT

This ESCROW AGREEMENT (“Escrow Agreement”) is made as of December 9, 2022 by and among WiMi Hologram Cloud Inc., (the “Seller”), Venus Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser” or “Venus”), and Vstock Transfer, LLC, a California company with registered office address at 18 Lafayette Pl, Woodmere, NY 11598 (“Escrow Agent”). Capitalized terms not otherwise defined in this Escrow Agreement shall have the same meaning as in the Merger Agreement (as defined herein).

WHEREAS the Seller, the Purchaser and VIYI Algorithm Inc., a Cayman Islands exempted company (“VIYI”), are parties to a merger agreement, dated as of June 10, 2021, as amended (the “Merger Agreement”), pursuant to which Venus Acquisition Merger Subsidiary Inc. will merge with and into VIYI, with VIYI being the surviving entity and becoming a wholly owned subsidiary of Venus (the “Transaction”);

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, the Purchaser has agreed to issue 39,603,961 Venus ordinary shares in the Purchaser, with 792,079 Venus ordinary shares being withheld from the closing payment of the Transaction (the “Escrow Shares”, which will be held under the name of VSTOCK TRANSFER LLC as escrow agent FBO WiMi Hologram Cloud Inc.) , to the Escrow Agent to be held pursuant to the terms of the Merger Agreement and this Escrow Agreement, which, subject to the terms and conditions set forth in the Merger Agreement, may be distributed to the Seller in whole or in part;

WHEREAS, the Purchaser will cause the Escrow Shares to be transferred in escrow to the Escrow Agent on terms and conditions more particularly described herein on the date of this Escrow Agreement; and

NOW, THEREFORE, in consideration of the premises, the undersigned hereby agree as follows:

ARTICLE I

TERMS AND CONDITIONS

1.1 Appointment. The Purchaser and the Seller hereby appoint the Escrow Agent to act as an independent escrow agent in relation to the Escrow Shares with effect from the date of this Escrow Agreement. The Escrow Agent shall provide services pursuant to this Escrow Agreement to the Purchaser and the Seller with reasonable skill and care.

1.2 Issue of Escrow Shares. The Purchaser shall issue the Escrow Shares to the Escrow Agent on the date of this Escrow Agreement. The purchaser or its successor will send an issuance instruction to its transfer agent to issue the shares accordingly. To effect this, the Purchaser will cause to be entered in its register of members the Escrow Agent or an agent thereof (the “Nominee”) to hold the Escrow Shares on its behalf as a nominee (provided that such agent shall be a company within the Escrow Agent’s group of companies) as the registered holder of the Escrow Shares and thereafter will issue to the Escrow Agent a duly executed original share certificate(s) or equivalent electronic shares in respect of the Escrow Shares in the name of the Escrow Agent or the Nominee. The Escrow Agent will email to VIYI, the Seller and the Purchaser its written confirmation of receipt of the Escrow Shares. The Escrow Agent or the Nominee will become the registered owner of the Escrow Shares upon being noted the same on the Purchaser’s register of members until such time as is set out in, and in accordance with, the Merger Agreement and this Escrow Agreement.

1.3 Held in Trust. The Escrow Agent declares that the Escrow Shares are held in trust for the Seller until 12 months following the Closing Date (the “Survival Period”) and released and transferred in accordance with the terms and conditions of the Merger Agreement and this Escrow Agreement.

1.4 Treatment of Escrow Shares. Until released and transferred in accordance with the terms and conditions of the Merger Agreement and this Escrow Agreement, the Escrow Shares cannot be sold, transferred, assigned, mortgaged otherwise dealt with in any way, except as provided for in this Escrow Agreement in accordance with the terms and conditions of the Merger Agreement.

1.5 Voting of the Escrow Shares. All and any voting rights attached to the Escrow Shares shall at all times be exercised by the Seller by giving written instructions to the Escrow Agent, until such Escrow Shares are released and transferred to the Seller.

1.6 Authorized Signatories. The Seller and the Purchaser have provided on Schedule A (as it may be amended from time to time) to this Escrow Agreement, the names and specimen signatures of those persons who are authorized to issue notices and instructions to the Escrow Agent and execute required documents (“Authorized Signatories”) under the Merger Agreement and this Escrow Agreement. The Seller and Purchaser can amend their respective Authorized Signatories by issuing an amended Schedule A to the Escrow Agent in the manner described in Section 3.2.

1.7 Escrow Procedure and Release Instruction. The Escrow Shares shall be held, released and transferred in accordance with the Merger Agreement and the following terms:

A.	The Seller and Purchaser shall jointly provide release instructions signed by their respective Authorized Signatory to the Escrow Agent in the form attached hereto as Schedule B, the “Notice”. If the Purchaser’s signature to the Notice is not received within five (5) Business Days after the Release Date, the Escrowed Shares will be released without the Purchaser’s signature to the release instructions unless the Purchaser has filed a complaint with respect to any pending but unresolved claim for indemnification in a U.S competent court. Qualified written proof must be delivered to the escrow agent before the release deadline to prove the claim has been filed, e.g. court order, etc.

B.	The Purchaser shall issue new share certificate(s) or equivalent electronic shares in the name of each recipient in respect of the amount of Escrow Shares to be transferred to such recipient as specified in the Notice within two (2) Business Days after receipt of the Notice. The old share certificate(s) in respect of the Escrow Shares so transferred shall be cancelled by the Purchaser immediately upon issuance of the new share certificate(s) or equivalent electronic shares.

1.8 Termination. This Escrow Agreement shall terminate upon the final, proper and complete release and transfer of all Escrow Shares in accordance with the provisions of this Escrow Agreement.

ARTICLE II

PROVISIONS AS TO ESCROW AGENT

2.1 Limitation of Escrow Agent’s Capacity.

A. This Escrow Agreement expressly and exclusively sets forth the duties of Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the other parties hereto in connection with the subject matter of this escrow, and no other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with Escrow Agent or the Escrow Agent may have knowledge thereof, and Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement.

B. Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, or for the form of execution thereof, or for the identity or authority of any person executing or depositing such subject matter. Escrow Agent shall be under no duty to investigate or inquire as to the validity or accuracy of any document, agreement, joint written instruction or request furnished to it hereunder believed by it to be genuine and Escrow Agent may rely and act upon, and shall not be liable for acting or not acting upon, any such document, agreement, joint written instruction or request, except to the extent of Escrow Agent’s gross negligence or willful misconduct. Escrow Agent shall in no way be responsible for notifying, nor shall it be its duty to notify, any party hereto or any other party interested in this Escrow Agreement or any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited herewith.

2.2 Authority to Act.

A. Escrow Agent is hereby authorized and directed by the Seller and Purchaser to release, transfer and/or deliver the subject matter of this Escrow Agreement only in accordance with the provisions of Article I of this Escrow Agreement.

B. Escrow Agent shall be protected in acting upon any joint written instructions, notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items requesting or authorizing release or retainage of the subject matter of this Escrow Agreement and items amending the terms of this Escrow Agreement.

C. Escrow Agent may consult with legal counsel at the several, but not joint cost and expense of the Seller and the Purchaser (“Legal Fees”), which shall each bear such half of such Legal Fees (provided that such Legal Fees must be reasonably incurred by the Escrow Agent in connection with the performance of its obligations under this Agreement) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel. The Escrow Agent shall obtain written consent from both the Seller and the Purchaser (not to be unreasonably withheld) prior to incurring Legal Fees. Subject to the prior sentence, the Escrow Agent may request the Seller and the Purchaser to pay for the Legal Fees in advance.

D. In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, and Escrow Agent is hereby authorized in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies. The rights of Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

E. In the event that any controversy should arise among the parties with respect to the Escrow Agreement, or should the Escrow Agent resign and the parties fail to select another Escrow Agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties, in each case as of five (5) Business Days after the date of the first written notice given to the parties in respect of the controversy or five (5) Business Days after the date of resignation of the Escrow Agent.

2.3 Compensation. Escrow Agent shall be entitled to a set-up fee of US$2,500 and an additional fee of US$200 (per month) as escrow responsibility fees as well as expenses incurred in connection with the performance by the Escrow Agent of services under this Escrow Agreement (including reasonable fees and expenses of Escrow Agent’s counsel) and the Seller and the Purchaser jointly and severally agree to pay to the Escrow Agent such fees and reimburse Escrow Agent for reasonable costs and expenses.

2.4 Indemnification .Seller and the Purchaser hereby jointly and severally agree to indemnify and hold Escrow Agent, its affiliates and their officers, employees, successors, assigns, attorneys and agents (each an “Indemnified Party”) harmless from all losses, costs, claims, demands, expenses, damages, penalties and attorney’s fees suffered or incurred by any Indemnified Party or Escrow Agent as a result of anything which it may do or refrain from doing in connection with this Escrow Agreement or any litigation or cause of action arising from or in conjunction with this Escrow Agreement or involving the subject matter hereof, including, without limitation, arising out of the negligence (other than gross negligence) of Escrow Agent; provided that the foregoing indemnification shall not extend to fraud, dishonesty, the gross negligence or willful misconduct of Escrow Agent. Subject to the immediately preceding proviso, this indemnity shall include, but not be limited to, all costs incurred in conjunction with any interpleader which the Escrow Agent may enter into regarding this Escrow Agreement.

2.5 Miscellaneous.

A. Escrow Agent shall make no disbursement, investment or other use of the Escrow Shares.

B. Escrow Agent may resign by giving not fewer than [60] days written notice to VIYI, Seller and the Purchaser, whereupon the Seller and the Purchaser will immediately appoint a successor Escrow Agent. Until a successor Escrow Agent has been named and accepts its appointment or until another disposition of the subject matter of this Escrow Agreement has been agreed upon by all parties hereto, Escrow Agent shall not be discharged of all of its duties hereunder.

C. All representations, covenants, and indemnifications contained in this Article II shall survive the termination of this Escrow Agreement.

ARTICLE III

GENERAL PROVISIONS

3.1 Discharge of Escrow Agent. Upon the release, transfer and/or delivery of all of the subject matter or monies pursuant to the terms of this Escrow Agreement, the duties of the Escrow Agent shall terminate and the Escrow Agent shall be discharged from any further obligation hereunder.

3.2 Notice. Any payment, notice, request for consent, report, or any other communication required or permitted in this Escrow Agreement shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows:

If to Escrow Agent:

Vstock Transfer, LLC

18 Lafayette Pl, Woodmere, NY 11598

Email: yoel@vstocktransfer.com

Fax: (646) 536-3179

Attn: Yoel Goldfeder

If to VIYI:

VIYI Algorithm Inc.

Unit 507, Building C, Taoyuan Street

Long Jing High and New Technology Jingu Pioneer Park

Nanshan District, Shenzhen, 518052

Email: lance@wimiar.com; audrey@wimiar.com

Attn: Lance He/Audrey Yang

With a copy to:

DLA Piper UK LLP Beijing Representative Office

20th Floor, South Tower, Beijing Kerry Center,

No. 1 Guanghua Road, Beijing 100020

Email: yang.ge@dlapiper.com; james.chang@dlapiper.com

Attn: Yang Ge and James Chang

If to the Seller:

Room#2002, Building A, Wentley Center,

1st West Dawang Road,

Chaoyang District, Beijing 100020

Email: sean@wimiar.com

Attn: Shuo Shi

If to the Purchaser:

Venus Acquisition Corporation

477 Madison Avenue, Floor, New York, NY 10022

Email: ceo@venusacq.com

Attn: Yanming Liu

Any party may unilaterally designate a different address by giving notice of each such change in the manner specified above to each other party. Notwithstanding the foregoing, no notice to the Escrow Agent shall be deemed given to or received by the Escrow Agent unless actually delivered to an officer of the Escrow Agent having responsibility under this Escrow Agreement. The Escrow Agent shall issue a written acknowledgment of receipt to the notice sender within two (2) Business Days after receipt of such notice.

3.3 Governing Law and Inurement. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of New York and the courts thereof shall have non-exclusive jurisdiction to adjudicate all claims, actions or other proceedings relating to this Escrow Agreement. It shall inure to and be binding upon the parties hereto and their respective successors, heirs and assigns.

3.4 Construction. Words used in the singular number may include the plural and the plural may include the singular. The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Escrow Agreement.

3.5 Supremacy. Notwithstanding anything to the contrary in this Escrow Agreement, in the event of any conflict or inconsistency between this Escrow Agreement and the Merger Agreement, the Merger Agreement shall prevail.

3.6 Amendment. The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by the undersigned and Escrow Agent.

3.7 Force Majeure. Escrow Agent shall not be liable to the undersigned for any loss or damage arising out of any acts of God, strikes, equipment or transmission failure, war, terrorism, or any other act or circumstance beyond the reasonable control of Escrow Agent.

3.8 Written Agreement. This Escrow Agreement represents the final agreement between the parties, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

3.9 No Partnership or Agency. None of the provisions of this Escrow Agreement shall be deemed to constitute or create any partnership or joint venture between the parties hereof and none of them shall have any authority to bind the other party in any way other than as expressly provided for herein.

3.10 No Third Party Beneficiaries. Nothing expressed or referred to in this Escrow Agreement is intended or will be construed to give any person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or with respect to this Escrow Agreement, or any provision hereof, it being the intention of the parties hereto that this Escrow Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Escrow Agreement and their respective successors and assigns. A person, including but not limited to any Investors, who is not a party to this Escrow Agreement shall not have any rights to enforce any term of this Escrow Agreement.

3.11 Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. This Escrow Agreement may be executed and delivered by facsimile, PDF, electronic signatures or other means of electronic transmission and such execution and delivery shall be deemed to have the same legal effect as delivery of an original signed copy of this Escrow Agreement and deemed to be valid and enforceable against the parties hereof.

[Signature Page to Follow]

The Seller:

By:
Name:
Title:

The Purchaser:

By:
Name:
Title:

The Escrow Agent, hereby accepts its appointment as Escrow Agent as described in the foregoing Escrow Agreement, subject to the terms and conditions set forth therein.

The Escrow Agent:

By:
Name:
Title:

SCHEDULE A

AUTHORIZED SIGNATORIES

 WIMI AUTHORIZED SIGNATORIES：Li He

VENUS AUTHORIZED SIGNATORIES: Yanming Liu

SCHEDULE B

NOTICE

Pursuant to that certain Escrow Agreement dated and effective as of ____________ made between the Seller, the Purchaser and the Escrow Agent:

The undersigned Purchaser and Seller hereby jointly request the release and transfer of the Escrow Shares in the amount and manner described below.

Please release and transfer to the below Recipient:

Amount of Escrow Shares to release and transfer:

IN WITNESS WHEREOF: the parties hereto have executed this Notice in multiple counterparts, each of which is and shall be considered an original for all intents and purposes, effective as of the date first written above.

PURCHASER:	SELLER:
Authorized Signatory	Authorized Signatory

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: